EXHIBIT INDEX

(11) Opinion and Consent of Counsel as to the legality of the securities being registered.

(14)(a) Consent of Independent Registered Public Accounting Firm as to IDS Life Variable Annuity Fund A and IDS Life Variable Annuity Fund B.

(17)(d) IDS Life Variable Annuity Fund A Annual Report for the period ended December 31, 2003.

(17)(f) IDS Life Variable Annuity Fund B Annual Report for the period ended December 31, 2003.

(17)(h) Statement of Additional Information for AXP(R) Variable Portfolio - Core Equity Fund dated July 1, 2004.